Exhibit 99.1
S1 Corporation Appoints Edward Terino to Board of Directors
ATLANTA, April 16, 2007 /PRNewswire-FirstCall/ — S1 Corporation (Nasdaq: SONE), a leading global provider of customer interaction software solutions for financial and payment services, announced today that it has named Edward Terino to its Board of Directors.
Mr. Terino brings over 25 years of finance, operations and technology experience to the Company. He currently serves as the Co-Chief Executive Officer and Chief Financial Officer of Arlington Tankers Ltd. (NYSE: ATB), an international seaborne transporter of crude oil and petroleum products. Prior to this role, Mr. Terino held Senior Vice President and Chief Financial Officer positions with several enterprise software companies including Art Technology Group, Inc., a provider of Internet-based e-commerce and customer service software focused on the Global 1000 market, and Applix, Inc., a provider of business intelligence software solutions. Mr. Terino also spent eleven years at Houghton Mifflin Company, a leading educational publisher in the U.S. in various senior financial management positions and nine years at Deloitte & Touche in their consulting services group.
“We are extremely pleased to have Ed Terino join our Board of Directors,” said John W. Spiegel, Chairman of the Board, S1 Corporation. “Ed’s extensive experience as the chief financial officer of public software companies along with his proven track record of successful leadership make him an excellent addition to our Board.”
For more information:
John Stone
Chief Financial Officer
S1 Corporation
+1 404 923 6090
About S1 Corporation
S1 Corporation delivers customer interaction software for financial and payment services and offers unique solution sets for financial institutions, retailers, and processors. S1 employs 1,400 people in operations throughout North America, Europe and Middle East, Africa, and Asia-Pacific regions. Worldwide, more than 3,000 customers use S1 software solutions, which are comprised of applications that address virtually every market segment and delivery channel. S1 partners with best-in-class organizations to provide flexible and extensible software solutions for its customers. Additional information about S1 solutions is available at www.postilion.com, www.S1-Enterprise.com, and www.fsb-solutions.com.
Forward-Looking Statements
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations and business. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or similar terminology identify forward-looking statements. These statements are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at http://www.s1.com or the SEC’s web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement.